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                                                                                                                     Exhibit (12)(b)


FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
   AND PREFERRED STOCK DIVIDENDS
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                                                         Three
                                                         Months                                           Years Ended December 31,
                                                         Ended        ------------------------------------------------------------
                                                        Mar. 31,
(In millions)                                             1998         1997         1996        1995         1994        1993
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
EXCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                          $ 1,207        3,793        3,534       3,409        2,747       2,565
  Fixed charges, excluding preferred
    stock dividends and capitalized interest                740        2,526        2,224       1,821        1,110         835
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        Earnings                                 (A)    $ 1,947        6,319        5,758       5,230        3,857       3,400
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Interest, excluding interest on deposits                  $ 685        2,304        2,120       1,716        1,013         737
Distributions on guaranteed preferred
  beneficial interests                                       29          116           --          --           --          --
One-third of rents                                           26          106          104         105           97          98
Preferred stock dividends (a)                                                          14          41          133          67
Capitalized interest                                         --           --            5           4            1          --
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        Fixed charges                            (B)      $ 740        2,526        2,243       1,866        1,244         902
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Consolidated ratios of earnings to
  fixed charges, excluding interest
  on deposits                                (A)/(B)       2.63  X      2.50         2.57        2.80         3.10        3.77
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INCLUDING INTEREST
  ON DEPOSITS
  Pretax income from continuing
    operations                                          $ 1,207        3,793        3,534       3,409        2,747       2,565
  Fixed charges, excluding preferred
    stock dividends and capitalized
    interest                                              1,797        6,674        6,255       5,837        3,836       3,474
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        Earnings                                 (C)    $ 3,004       10,467        9,789       9,246        6,583       6,039
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Interest, including interest on deposits                $ 1,742        6,452        6,151       5,732        3,739       3,376
Distributions on guaranteed preferred
  beneficial interests                                       29          116           --          --           --          --
One-third of rents                                           26          106          104         105           97          98
Preferred stock dividends (a)                                                          14          41          133          67
Capitalized interest                                         --           --            5           4            1          --
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        Fixed charges                            (D)    $ 1,797        6,674        6,274       5,882        3,971       3,541
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Consolidated ratios of earnings to
  fixed charges, including interest
  on deposits                                (C)/(D)       1.67  X      1.57         1.56        1.57         1.66        1.71
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(a)  Preferred  stock dividends  include a redemption  premium of $41 million in
     1994.